Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 12, 2026 (the “Closing Date”), Laird Superfood, Inc. (“Laird Superfood”, “Laird”, or the “Company”) completed its previously announced acquisition (the “Navitas Acquisition”) of (i) all of the issued and outstanding units of Navitas LLC (“Navitas”) from the Sellers (as defined herein) and (ii) all of the issued and outstanding capital stock of Global Superfoods Corp. (“GSC”) (Navitas and GSC collectively, the “Target”) from Encore Consumer Capital Fund II, LP (“Encore”) for cash consideration of $38.5 million, subject to customary purchase price adjustments, including a working capital adjustment, pursuant to that certain securities purchase agreement, dated December 21, 2025 (the “Navitas Acquisition Agreement”), by and among the Company, Encore, The Ira and Joanna Haber Family Trust, Dated October 5, 2015 (the “Haber Family Trust”), and Advantage Capital Agribusiness Partners, L.P. (“Advantage Capital” and, together with Encore and the Haber Family Trust, the “Sellers”).

On the Closing Date and concurrently with the closing of the Navitas Acquisition, the Company completed the private placement contemplated by that certain investment agreement, dated December 21, 2025 (as amended, the “Investment Agreement”), entered into by and among the Company, Gateway Superfood NSSIII Investment, LLC (“Gateway III”), and Gateway Superfood NSSIV Investment, LLC (“Gateway IV” and, together with Gateway III, the “Investor”), with the Investor being an affiliate of Nexus Capital Management LP (“Nexus”), pursuant to which the Investor purchased an aggregate of 50,000 initial shares (the “Initial Shares”) of Series A Preferred Stock (“Preferred Stock”) at a purchase price of $1,000 per share for gross proceeds of $50.0 million (the “Financing”). The Preferred Stock is convertible, at the option of the holder, into shares of the Company’s common stock at a fixed conversion price of $3.57 (subject to certain customary anti-dilution adjustments), has a cumulative and compounding dividend at a rate of 5% per annum, and votes on an as-converted basis with the Company’s common stock. Pursuant to the Investment Agreement, the Company has the option, until 270 days following the closing of the Financing (or, if on such 270th day the Company is engaged in discussions with one or more counterparties regarding a potential acquisition or other strategic transaction, 360 days), to require Nexus to purchase, upon the same terms, up to an additional 60,000 shares of Preferred Stock (the “Additional Shares”). The proceeds of the Additional Shares must be for a minimum of $25.0 million and must be used for a substantially concurrent strategic transaction (with any remaining proceeds following such strategic transaction to be used for general corporate purposes). Following the issuance of the Initial Shares, Nexus holds Preferred Stock convertible into 56.3% of the Company’s issued and outstanding common stock (or 73.9% of the Company’s issued and outstanding common stock assuming the issuance of the Additional Shares).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the Navitas Acquisition and the Financing as if those transactions had been completed on December 31, 2025 and combines the consolidated balance sheet of the Company as of December 31, 2025 with the Target’s consolidated balance sheet as of December 31, 2025.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Navitas Acquisition and the Financing as if those transactions had occurred on January 1, 2025 and combines the historical results of Laird and the Target. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the consolidated statement of operations of Laird for the year ended December 31, 2025 and the Target’s consolidated statement of operations for the year ended December 31, 2025.

The historical financial statements of the Company and Target have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Navitas Acquisition and the Financing, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma condensed combined financial information;

●

The historical audited financial statements of Laird Superfood as of and for the year ended December 31, 2025 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

●	The historical audited financial statements of the Target as of December 31, 2025.

The unaudited pro forma consolidated condensed financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Navitas Acquisition and the Financing had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025

	Laird Superfood Inc. As of December 31, 2025	Target Reclassified As of December 31, 2025 (Note 2A)	Acquisition Transaction Accounting Adjustments (Note 4)	Note	Financing Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
Assets
Current assets
Cash, cash equivalents, and restricted cash	$5,320,600	$158,600	$(42,557,686)	(a)	$49,560,437	(k)	$12,481,951
Accounts receivable, net	3,899,205	5,067,000	-		-		8,966,205
Inventory	7,782,169	8,661,700	129,000	(b)	-		16,572,869
Prepaid expenses and other current assets	1,838,683	595,400	-		(238,517)	(k)	2,195,566
Total current assets	18,840,657	14,482,700	(42,428,686)		49,321,920		40,216,591
Property and equipment, net	41,203	103,800	-		-		145,003
Intangible assets, net	75,000	13,150,900	6,849,100	(c)	-		20,075,000
Goodwill	-	18,498,700	(2,646,994)	(d)	-		15,851,706
Related party license agreements	132,100	-	-		-		132,100
Right-of-use assets	128,877	471,300	-		-		600,177
Other noncurrent assets	-	17,000	-		-		17,000
Total assets	$19,217,837	$46,724,400	$(38,226,580)		$49,321,920		$77,037,577
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,094,579	$3,735,400	$-		$-		$6,829,979
Accrued expenses	4,458,096	1,756,200	(1,575,249)	(e)	(238,517)	(k)	4,400,530
Related party liabilities	46,500	-	-		-		46,500
Lease liabilities, current portion	109,145	175,600	-		-		284,745
Line of credit	-	2,000,000	(2,000,000)	(f)	-		-
Notes payable, current maturities	-	7,443,900	(7,443,900)	(f)	-		-
Total current liabilities	7,708,320	15,111,100	(11,019,149)		(238,517)		11,561,754
Lease liabilities	46,730	326,900	-		-		373,630
Deferred tax liability	-	1,923,600	(1,923,600)	(g)	-		-
Total liabilities	7,755,050	17,361,600	(12,942,749)		(238,517)		11,935,384
Mezzanine equity
Redeemable non-controlling interest	-	77,000	(77,000)	(h)	-		-
Preferred stock	-	-	-		49,560,437	(k)	49,560,437
Total mezzanine equity	-	77,000	(77,000)		49,560,437		49,560,437
Stockholders’ equity
Common stock	10,695	-	-		-		10,695
Additional paid-in capital	122,822,613	22,414,600	(22,414,600)	(i)	-		122,822,613
Retained earnings (accumulated deficit)	(111,370,521)	6,830,800	(2,751,831)	(j)	-		(107,291,552)
Non-controlling interest	-	40,400	(40,400)	(h)	-		-
Total stockholders’ equity	11,462,787	29,285,800	(25,206,831)		-		15,541,756
Total liabilities, mezzanine equity, and stockholders’ equity	$19,217,837	$46,724,400	$(38,226,580)		$49,321,920		$77,037,577

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

	Laird Superfood Inc. For the Year Ended December 31, 2025	Target Reclassified For the Year Ended December 31, 2025 (Note 2B)	Acquisition Transaction Accounting Adjustments (Note 5)	Note	Financing Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined
Sales, net	$49,889,286	$45,284,000	$-		$-		$95,173,286
Cost of goods sold	(30,978,702)	(30,891,800)	(329,000)	(a)	-		(62,199,502)
Gross profit	18,910,584	14,392,200	(329,000)		-		32,973,784
General and administrative
Salaries, wages, and benefits	4,456,236	4,333,155	-		-		8,789,391
Other general and administrative	5,770,409	2,069,687	742,852	(b)	-		8,582,948
Total general and administrative expenses	10,226,645	6,402,842	742,852		-		17,372,339
Sales and marketing
Marketing and advertising	7,436,124	3,024,105	1,160,500	(c)	-		11,620,729
Selling	4,352,110	2,640,853	500,000	(d)	-		7,492,963
Related party marketing agreements	309,805	-	-		-		309,805
Total sales and marketing expenses	12,098,039	5,664,958	1,660,500		-		19,423,497
Total operating expenses	22,324,684	12,067,800	2,403,352		-		36,795,836
Operating income (loss)	(3,414,100)	2,324,400	(2,732,352)		-		(3,822,052)
Other income (expense)	182,635	(180,800)	923,000	(e)	-		924,835
Income (loss) before income taxes	(3,231,465)	2,143,600	(1,809,352)		-		(2,897,217)
Income tax (expense) benefit	(20,746)	(559,800)	4,821,821	(f)	-		4,241,275
Net income (loss)	(3,252,211)	1,583,800	3,012,469		-		1,344,058
Dividends on redeemable preferred stock	-	-	-		2,547,267	(g)	2,547,267
Net income (loss) available to the common stockholders	$(3,252,211)	$1,583,800	$3,012,469		$(2,547,267)		$(1,203,209)
Net loss per share:
Basic and diluted	$(0.31)						$(0.11)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	10,554,211						10,554,211

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The Company and the Target’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align the Company and the Target’s financial statement presentation. The Company is currently in the process of evaluating the Target’s accounting policies as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the Company and the Target. With the information currently available, the Company has determined that no significant adjustments are necessary to conform the Target’s financial statements to the accounting policies used by the Company.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, presented herein, are based on the historical financial statements of the Company and the Target.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, is presented as if the Navitas Acquisition and Financing had occurred on December 31, 2025, and combines the historical balance sheet of the Company as of December 31, 2025, with the historical balance sheet of the Target as of December 31, 2025.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been prepared as if the Navitas Acquisition and the Financing had occurred on January 1, 2025 and combines the Company’s historical statement of operations for the year ended December 31, 2025 with the Target’s historical statement of operations for the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the Navitas Acquisition or any acquisition and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. The Company is not aware of any material transactions between the Company and the Target during the periods presented. Accordingly, adjustments to eliminate transactions between the Company and the Target have not been reflected in the unaudited pro forma condensed combined financial information.

The Navitas Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In accordance with ASC 805, the aggregate purchase consideration, the assets acquired and the liabilities assumed are recorded based upon their estimated fair values at the date of completion of the Navitas Acquisition. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed are recorded as goodwill.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. For purposes of the unaudited pro forma condensed combined balance sheet, the amounts of the estimated acquisition consideration, the assets acquired and liabilities assumed of the Target based upon management’s preliminary estimate of their fair values. The Company has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the assets to be acquired or liabilities assumed. Accordingly, the estimated fair values reflected in the unaudited pro forma condensed combined financial information is preliminary and subject to revision based on a final determination of fair value as additional information becomes available and as additional analyses are performed. The pro forma adjustments represent Laird Superfood management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

Note 2 – Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of the Target’s financial information to identify differences in financial statement presentation as compared to the presentation of the Company. Certain reclassification adjustments have been made to conform the Target’s historical financial statement presentation to the Company’s financial statement presentation. Following the closing of the Navitas Acquisition, the combined company will finalize the review of the reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A)	Refer to the table below for a summary of changes made to financial statement line item captions to present the Target’s balance sheet as of December 31, 2025 to conform with that of the Company’s:

Presentation in Target Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information	Target Consolidated Balances As of December 31, 2025	Reclassifications	Target Reclassified As of December 31, 2025
Cash and cash equivalents	Cash, cash equivalents, and restricted cash	$158,600	$-	$158,600
Accounts receivable, net of allowance for credit losses	Accounts receivable, net	5,067,000	-	5,067,000
Inventories	Inventory	8,661,700	-	8,661,700
Prepaid expenses and other current assets	Prepaid expenses and other current assets	595,400	-	595,400
Property and equipment, net	Property and equipment, net	103,800	-	103,800
Intangible assets, net	Intangible assets, net	13,150,900	-	13,150,900
Goodwill	Goodwill	18,498,700	-	18,498,700
Operating right-of-use assets	Right-of-use assets	471,300	-	471,300
Other assets	Other noncurrent assets	17,000	-	17,000
Accounts payable	Accounts payable	3,735,400	-	3,735,400
Accrued liabilities	Accrued expenses	1,756,200	-	1,756,200
Operating lease liabilities, current maturities	Lease liabilities, current portion	175,600	-	175,600
Line of credit	Line of credit	2,000,000	-	2,000,000
Notes payable, current maturities	Notes payable, current maturities	7,443,900	-	7,443,900
Operating lease liabilities, net of current maturities	Lease liabilities	326,900	-	326,900
Deferred tax liability	Deferred tax liabilities	1,923,600	-	1,923,600
Redeemable non-controlling interests	Redeemable non-controlling interest	77,000	-	77,000
Common stock	Common stock	-	-	-
Additional paid-in capital	Additional paid-in capital	22,414,600	-	22,414,600
Retained earnings	Retained earnings (accumulated deficit)	6,830,800	-	6,830,800
Non-controlling interests	Non-controlling interest	40,400	-	40,400

B)	Refer to the table below for a summary of reclassification adjustments made to present the Target’s statement of operations for the year ended December 31, 2025 to conform with that of the Company’s:

Presentation in Target Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Target Consolidated Amounts For the Year Ended December 31, 2025	Reclassifications	Note		Target Reclassified For the Year Ended December 31, 2025
Net sales	Sales, net	$45,284,000	$-			$45,284,000
Cost of sales	Cost of goods sold	30,891,800	-			30,891,800
Selling, general, and administrative		11,100,900	(11,100,900)	(1)		-
Depreciation and amortization		783,400	(783,400)	(2)		-
Other		183,500	(183,500)	(3)		-
	Salaries, wages, and benefits	-	4,333,155	(1)		4,333,155
	Other general and administrative	-	2,069,687	(1	), (2), (3)	2,069,687
	Marketing and advertising	-	3,024,105	(1	), (2)	3,024,105
	Selling	-	2,640,853	(1)		2,640,853
Interest expense		(923,000)	923,000	(4)		-
Other income, net		742,200	(742,200)	(4)		-
	Other income (expense)	-	(180,800)	(4)		(180,800)
Income tax expense (benefit)	Income tax expense	559,800	-			559,800

(1)

Reclassification of selling, general, and administrative for $11,100,900 to salaries, wages, and benefits for $4,333,155, to other general and administrative for $1,817,287, to marketing and advertising for $2,309,605, and to selling for $2,640,853.

(2)	Reclassification of depreciation and amortization for $783,400 to other general and administrative for $68,900 and to marketing and advertising for $714,500.
(3)	Reclassification of other to other general and administrative.
(4)	Reclassification of interest expense and other income, net to other income (expense).

Note 3 – Preliminary Acquisition Accounting

Estimated Aggregate Purchase Consideration

The following table summarizes the preliminary estimated aggregate purchase consideration for the Navitas Acquisition:

Amount
Estimated cash paid to sellers of the Target, including payment of seller transaction costs	$30,688,078
Estimated repayment of Target's debt	9,443,900
Cash paid to escrow for general representations and warranties	750,000
Preliminary estimated aggregate purchase consideration	$40,881,978

Preliminary Aggregate Purchase Consideration Allocation

The assumed accounting for the Navitas Acquisition, including the preliminary aggregate purchase consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of the Target, the Company performed preliminary calculations of value for certain intangible assets, using market participant based assumptions, and assessed publicly available benchmarking information. The Company is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Navitas Acquisition. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price adjustments relating to the Target and the Company combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the preliminary aggregate purchase consideration the assets acquired and the liabilities assumed, as if the Navitas Acquisition had been completed on December 31, 2025:

Amount
Preliminary estimated aggregate purchase consideration	$40,881,978
Assets acquired:
Cash, cash equivalents, and restricted cash	158,600
Accounts receivable	5,067,000
Inventory (i)	8,790,700
Prepaid expenses and other current assets	595,400
Property and equipment	103,800
Intangible assets (ii)	20,000,000
Right-of-use assets	471,300
Other noncurrent assets	17,000
Total assets acquired:	$35,203,800
Liabilities assumed:
Accounts payable	3,735,400
Accrued expenses	1,113,807
Lease liabilities, current portion	175,600
Lease liabilities	326,900
Deferred tax liability	4,821,821
Total liabilities assumed:	10,173,528
Net assets acquired	25,030,272
Goodwill	$15,851,706

(i) The unaudited pro forma condensed combined balance sheet has been adjusted to record the Target’s inventories at a preliminary fair value of approximately $8,790,700, an increase of $129,000 from the carrying value. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been adjusted to recognize additional cost of goods sold related to the increased basis. The additional costs are not anticipated to affect the condensed combined statement of operations beyond twelve months after the closing of the Navitas Acquisition.

(ii) Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Estimated Fair Value	Estimated Useful Life
Brand name	$15,000,000	8 years
Distributor relationships	4,000,000	8 years
Product portfolio	1,000,000	5 years
Total preliminary estimated fair value of intangible assets acquired	$20,000,000

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of $257,500 for the year ended December 31, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Navitas Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Acquisition Transaction Accounting Adjustments column and Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2025 are as follows:

Acquisition Transaction Accounting Adjustments

(a) The change in cash and cash equivalents was determined as follows:

Amount
Preliminary estimated aggregate purchase consideration	$(40,881,978)
Estimated payment of the Company’s acquisition transaction costs (i)	(1,675,708)
Net pro forma acquisition transaction accounting adjustment to cash and cash equivalents	$(42,557,686)

(i) Represents the Company’s total estimated advisory, legal, and other transaction-related expenses related to the Navitas Acquisition. During the year ended December 31, 2025, the Company recognized and accrued for approximately $932,856 transaction-related expenses in the Company’s historical consolidated statement of operation.

(b) Reflects the preliminary purchase accounting adjustment for inventory based on the acquisition method of accounting as follows:

Amount
Elimination of Target’s inventory carrying value	$(8,661,700)
Preliminary fair value of acquired inventory	8,790,700
Net pro forma acquisition transaction accounting adjustments to inventory	$129,000

(c) Reflects the preliminary purchase accounting adjustment for intangible assets based on the acquisition method of accounting as shown below. Refer to Note 3 above for additional information on the acquired intangible assets expected to be recognized.

Amount
Elimination of Target’s intangible assets carrying value	$(13,150,900)
Preliminary fair value of acquired intangible assets	20,000,000
Net pro forma transaction accounting adjustment to intangible assets	$6,849,100

(d) Reflects the preliminary purchase accounting adjustment for goodwill for estimated acquisition consideration in excess of the fair value of the net assets acquired as follows:

Amount
Elimination of Target’s historical goodwill	$(18,498,700)
Preliminary estimate of goodwill from the Navitas Acquisition	15,851,706
Net pro forma transaction accounting adjustment to goodwill	$(2,646,994)

(e) The change in accrued expenses was determined as follows:

Amount
Estimated payment of the Company’s accrued acquisition transaction costs (i)	$(932,856)
Settlement of seller transaction costs accrued (ii)	(642,393)
Net pro forma acquisition transaction accounting adjustment to cash and cash equivalents	$(1,575,249)

(i) Represents the portion of the Company’s advisory, legal, and other transaction-related expenses related to the Navitas Acquisition that were accrued as of December 31, 2025.

(ii) Represents the settlement of the Target’s accrued seller’s transaction costs, which were paid by the Company upon the closing of the Navitas Acquisition.

(f) Reflects the cash settlement of the Target’s line of credit and notes payable that was paid by the Company upon the closing of the Navitas Acquisition.

(g) Reflects the adjustment to net the Target’s deferred tax liability with the Company’s deferred tax assets, and the corresponding release of the Company’s valuation allowance, as the acquired deferred tax liability provides a source of income to realize a portion of the Company’s deferred tax assets.

(h) Reflects the elimination of non-controlling interests attributable to certain membership interests of Navitas LLC resulting from the Company’s acquisition of all issued and outstanding equity interests in the Target.

(i) Reflects the elimination of historical additional paid-in capital of the Target.

(j) The change in retained earnings (accumulated deficit) was determined as follows:

Amount
Elimination of Target’s historical retained earnings	$(6,830,800)
Company’s estimated acquisition transaction-related expense (i)	(742,852)
Release of the Company’s valuation allowance (ii)	4,821,821
Net pro forma acquisition transaction accounting adjustment to retained earnings (accumulated deficit)	$(2,751,831)

(i) Represents the Company’s incremental estimated advisory, legal, and other transaction-related expenses related to the Navitas Acquisition that are not reflected in the historical financial statements and reflected as an adjustment through accumulated deficit. During the year ended December 31, 2025, the Company recognized approximately $932,856 transaction-related expenses in the Company’s consolidated statement of operation.

(ii) Represents the release of the Company’s valuation allowance due to the acquired deferred tax liability available as a source of income to realize a portion of the Company’s deferred tax assets.

Financing Transaction Accounting Adjustment

(k) Reflects the issuance of 50,000 Initial Shares of Preferred Stock in the Financing as shown below. The holders of the Preferred Stock will have the right to require the Company to redeem the Preferred Stock in certain circumstances, and therefore, the Initial Shares of Preferred Stock is reflected in mezzanine equity. The evaluation and finalization of accounting conclusions, including but not limited to, classification and potential separate accounting of the option to issue the Additional Shares, and analysis of any potential embedded derivatives, are ongoing and subject to change.

Amount
Issuance of Preferred Stock	$50,000,000
Less: equity issuance costs (i)	(439,563)
Net pro forma financing transaction accounting adjustment to preferred stock	$49,560,437

(i) Represents the estimated amount of equity issuance costs related to the Financing. During the year ended December 31, 2025, the Company deferred and accrued for approximately $238,517. The adjustment also reflects this decrease in accrued expenses.

Note 5 – Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

A)

Adjustments included in the Acquisition Transaction Accounting Adjustments column and Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 are as follows:

Acquisition Transaction Accounting Adjustments

(a) Reflects the increase in cost of goods sold as follows:

Amount
Amortization of certain intangible assets (i)	$200,000
Recognition of cost of goods sold upon sale of inventory (ii)	129,000
Net pro forma acquisition transaction accounting adjustment to cost of goods sold	$329,000

(i) Represents amortization of the estimated fair value of the product portfolio intangible asset acquired.

(ii) Represents the step up in inventory to estimated fair value. The inventory is expected to be sold during the first year after the closing of the Navitas Acquisition.

(b) Reflects the adjustment to other general and administrative associated with the Company’s incremental estimated advisory, legal, and other transaction-related expenses related to the Navitas Acquisition that are not reflected in the historical financial statements. During the year ended December 31, 2025, the Company recognized approximately $932,856 transaction-related expenses in the Company’s historical consolidated statement of operation.

(c) Reflects the adjustment to marketing and advertising associated with the amortization of the estimated fair value of the brand name intangible asset acquired as follows:

Amount
Elimination of Target’s historical brand name amortization	$(714,500)
Amortization of acquired brand name intangible asset	1,875,000
Net pro forma transaction accounting adjustment to marketing and advertising	$1,160,500

(d) Reflects the adjustment to selling associated with the amortization of the estimated fair value of the distributor relationships intangible asset acquired.

(e) Reflects the elimination of Target’s historical interest expense for the year ended December 31, 2025 resulting from the Company’s repayment of the Target’s line of credit and notes payable at the closing of the Navitas Acquisition.

(f) Reflects the income tax benefit expected to be recognized at the closing of the Navitas Acquisition resulting from the release of the Company’s valuation allowance, driven by the acquired deferred tax liability available as a source of income to realize a portion of the Company’s deferred tax assets.

Financing Transaction Accounting Adjustment

(g) Reflects the adjustment to record the dividends to holders of the Preferred Stock, which accrue dividends at a 5% annual rate, compounded on a quarterly basis.

Note 6 – Income (loss) Per Share

Pro forma income (loss) per share is calculated based on the historical weighted average shares outstanding, adjusted, if applicable, to reflect the issuance of additional shares in connection with the Navitas Acquisition and the Financing, as if such shares had been outstanding since January 1, 2025. Although the Company issued 50,000 shares of Preferred Stock as part of the Financing, the weighted average shares outstanding used in the pro forma loss per share calculation is consistent with that presented in the Company’s historical financial statements because the Company is in a net loss position and the impact of the conversion of the Preferred Stock into common shares is anti-dilutive.

The computation of pro forma basic and diluted net income (loss) per share attributable to the Company’s common stockholders is as follows:

For the Year Ended December 31, 2025
Numerator:
Net income	$1,344,058
Dividends on redeemable preferred stock	2,547,267
Net loss available to the common stockholders	$(1,203,209)

Denominator:
Weighted-average shares of common stock outstanding	10,554,211

Net loss per share:
Basic and diluted	$(0.11)